Exhibit 99.1

Cano Health Acquires University Health Care for $600 Million and Increases 2021 Adjusted EBITDA Guidance to Over $100 Million

Acquisition brings the CanoPanorama population health management platform to 13 University facilities and over 300 University employed and affiliate providers serving approximately 24,000 Medicare Advantage members, increases Cano Health’s market penetration in Florida

Company now projects full year 2021 adjusted EBITDA between $100 million and $110 million

MIAMI, June 14, 2021 /PRNewswire/— Cano Health, Inc. (“Cano Health”) (NYSE: CANO), a leading value-based primary care provider for seniors and underserved communities, and University Health Care and its affiliates (“University”), a private medical provider dedicated to comprehensive, dependable medical services in local communities, today announced Cano Health has acquired University and its affiliates for $600 million. The bolt-on acquisition to Cano Health’s proprietary population health management platform leverages Cano Health’s high quality operational and clinical care services to improve health outcomes for University patients while strengthening the company’s position in the fragmented Florida market.

Cano Health also now estimates full year 2021 adjusted EBITDA between $100 million and $110 million and reaffirms its full year 2021 membership guidance of 154,000 to 162,000 members and revenue guidance of between $1.4 billion and $1.5 billion.

“This transaction is a significant step forward for Cano Health and our patients, as it will allow us to bring our brand of affordable, high quality primary care to more patients in the Florida market and accelerate Cano Health’s profitable growth,” said Dr. Marlow Hernandez, Co-founder, Chairman and CEO of Cano Health. “University is a premier provider of value-based care, and we are thrilled to welcome the world-class University team to the Cano Health family. Our model has proven effective at providing industry-leading outcomes while controlling costs, and we look forward to delivering care at a larger scale than ever before.”

“Protecting the legacy of our family-owned business, our relationships with providers, and our deep ties to the local community has always been important to us. Our priority every step of the way was the wellbeing of our patients and the job security of our employees,” said Maggie Quevedo, Co-Founder of University. Michael Quevedo, President of University and son of its Co-Founders commented, “In Cano Health, we immediately recognized a partner who shares our values and can help us build upon the legacy left by my father, Felix Quevedo, Sr. My brother Felix Quevedo, Jr., and I, together with our family and the entire University team, look forward to building America’s Primary Care with Cano Health. We are confident that our shared vision enables a winning combination for our patients, employees and partners.”

Strategic Rationale

University’s services align with the Cano Health model, which provides members access, quality, and wellness through a high-touch and high-tech model of care. Both companies share a similar culture, and both companies’ staff seek to build lifelong bonds with their members. Estimated standalone full-year 2021 University revenue is approximately $355 million and adjusted EBITDA is $37 million.

With this combination, Cano Health expects to continue to grow by serving its combined approximately 143,000 members in 88 medical centers, with over 1,000 staff and affiliate providers across the country.

Combining with University will:

•	Add approximately 24,000 Medicare Advantage members.

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Increase Cano Health’s capitated Medicare organic membership and revenue growth due to a significant increase in clinical capacity and leveraging of Cano Health’s robust brand in the markets in which University operates.

•	Create synergies by adding affiliate providers to the CanoPanorama platform and medical center operations.

•	Improve University’s medical claims expense ratio through operational enhancements such as Cano@Home, a 24/7 urgency line, and care management programs.

•	Leverage Cano Health’s proprietary population health management technology platform (CanoPanorama), delivering improved health incomes to a larger set of patients.

•	Expand Cano Health’s leading market share in Florida, the number one Medicare Advantage market in the US.

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Deliver on Cano Health’s strategic objective to build, buy, and manage medical practices. Cano Health continues to pursue three key initiatives to realize the massive opportunity in value-based primary care: 1) organic growth, 2) new market entry and 3) targeted acquisitions.

Financial Terms

•	Cano Health acquired University with $540 million in cash and $60 million in equity. The transaction was financed through cash on hand and common equity issued to University’s shareholders.

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About Cano Health

Cano Health operates value-based primary care centers and supports affiliated medical practices that specialize in primary care for seniors in Florida, Texas, Nevada, and Puerto Rico, with additional markets in development. As part of its care coordination strategy, Cano Health provides sophisticated, high-touch population health management programs including telehealth, prescription home delivery, wellness programs, transition of care, and high-risk and complex care management.

Cano Health’s personalized patient care and proactive approach to wellness and preventive care sets it apart from competitors. Cano Health has consistently improved clinical outcomes while reducing costs, affording patients the opportunity to lead longer and healthier lives. Cano serves a predominantly minority population (80% of its patients are Latino or African American) and low-income population (50% of its members are dual eligible for Medicare and Medicaid). For more information visit www.canohealth.com or www.canohealth.com/investors/.

About University Health Care

University Health Care and its affiliates have a 25-year history of providing comprehensive, dependable primary care to communities in South Florida. The company’s mission is to improve the quality of life of its patients by providing excellent healthcare. University’s members have access to excellent primary care providers and clinical support staff, transportation to and from its centers, wellness programs, and pharmacy services. The company is dedicated to meeting and exceeding the expectations of patients and fostering an atmosphere of integrity, tranquility, and mutual trust.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on Cano Health’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the financial guidance for the 2021 fiscal year and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth; our ability to integrate our acquisitions and achieve desired efficiencies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in the definitive Proxy Statement/Prospectus filed with the SEC on May 7, 2021 and incorporated by reference into our Super 8-K filed on June 9, 2021. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Contacts

Cano Health

Investor Relations

Bob East

Westwicke ICR

CanoHealthIR@westwicke.com

Media Relations

Patricia Graue

Brunswick Group

(212) 333-3810

canohealth@brunswickgroup.com

Media Relations – Local (FL)

Barbara Ferreiro

Cano Health

(305) 790-6731

barbara.ferreiro@canohealth.com

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